POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Donald F. Crumrine, Robert M. Ettinger and
Peter C. Stimes (with full power to act alone) her true and lawful attorney-in-fact and agent, for her and on her behalf and in his place and stead in any and all capacities, to execute any and all filings on Form 3
(Initial Statement of Beneficial Ownership of
Securities) pursuant to Section 16(a) of the Securities
Exchange Act of 1934 and Section 30(h) of the Investment
Company Act of 1940, as amended ("Form 3 Filings") with respect to beneficial ownership of securities of FLAHERTY
& CRUMRINE PREFERRED INCOME OPPORTUNITY FUND INCORPORATED
(the "Fund"), and to file with the Securities and Exchange
Commission, The New York Stock Exchange and the Fund such
Form 3 Filings, granting unto said attorney, full power and authority to do and perform certain acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned herself might or could do.

	IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 28th day of April, 2005.




Name: Karen H. Hogan
Title:   Director, Flaherty & Crumrine Preferred Income
Opportunity Fund Incorporated


EXPIRES:  January 1, 2006